Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2021
Broad-based Contributions Drive 16.1% Revenue Growth Year Over Year
Company Raises Revenue and EBITDA Guidance for Fiscal 2021

BOSTON, May 6, 2021 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal first quarter ended April 3, 2021.

“Building on a record-setting fiscal 2020, CRA reported the highest quarterly revenue in the company’s history, increasing 16.1% year over year to $146.5 million,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Driving this revenue growth was a year-over-year headcount increase of 4.8% and improved utilization of 76%. For the first quarter, we recorded double-digit revenue growth by our Antitrust & Competition Economics, Financial Economics, Forensic Services, Intellectual Property, Labor & Employment, and Risk, Investigations & Analytics practices. We also achieved double-digit revenue growth across both our North American and international operations. The quarter’s revenue growth translated into an accelerating expansion of profits, as CRA’s net income, earnings per diluted share and EBITDA all grew year over year at multiples of the revenue growth rate.”

Key First-Quarter Fiscal 2021 Highlights
•Revenue grew 16.1% year over year to $146.5 million.
•Utilization was 76%, and quarter-end headcount increased 4.8% year over year.
•Net income increased 62.4% year over year to $10.5 million, or 7.2% of revenue, compared with $6.5 million, or 5.1% of revenue, in the first quarter of fiscal 2020; non-GAAP net income increased 58.9% year over year to $10.8 million, or 7.4% of revenue, compared with $6.8 million, or 5.4% of revenue, in the first quarter of fiscal 2020.
•Earnings per diluted share increased 67.5% year over year to $1.34; non-GAAP earnings per diluted share increased 63.1% year over year to $1.37.
•Non-GAAP EBITDA increased 37.8% to $17.8 million, or 12.1% of revenue, compared with $12.9 million, or 10.2% of revenue, in the first quarter of fiscal 2020.
•On a constant currency basis relative to the first quarter of fiscal 2020, revenue would have been lower by $1.9 million, while GAAP net income and earnings per diluted share would have been lower by $0.2 million and $0.03 per diluted share, respectively. Non-GAAP net income, earnings per diluted share, and EBITDA would have been lower by $0.2 million, $0.02 per diluted share, and $0.3 million respectively.
•CRA returned $11.7 million of capital to its shareholders, consisting of $2.1 million of dividend payments and $9.6 million for share repurchases of approximately 167,000 shares. These amounts do not include the 337,837 shares that were repurchased for an aggregate purchase price of $25.0 million as announced on April 9, 2021 pursuant to CRA’s modified “Dutch auction” self-tender offer.

Outlook and Financial Guidance
“Reflecting the strong start to the year and the broad-based demand across our service portfolio, we are raising both our revenue and EBITDA guidance,” continued Maleh. “For the full-year fiscal 2021, on a constant currency basis relative to fiscal 2020, we now expect revenue in the range of $550 million to $570 million, and non-GAAP EBITDA margin in the range of 10.0% to 10.5%. While we are pleased with CRA’s strong performance in the first quarter, we remain mindful that uncertainties around global economic, business, health, and political conditions can affect our business.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend
On May 6, 2021, CRA’s Board of Directors announced a quarterly cash dividend of $0.26 per common share, payable on June 11, 2021 to shareholders of record as of May 25, 2021. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its first-quarter 2021 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP net income per share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.

CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income and non-GAAP net income per share also exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2021 on a constant currency basis relative to fiscal 2020 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the impact of the COVID-19 pandemic; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
APRIL 3, 2021 COMPARED TO MARCH 28, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 3, 2021	As a % of Revenue	March 28, 2020	As a % of Revenue
Revenues	$146,518	100.0%	$126,158	100.0%
Cost of services (exclusive of depreciation and amortization)	105,374	71.9%	90,997	72.1%
Selling, general and administrative expenses	23,206	15.8%	24,123	19.1%
Depreciation and amortization	3,301	2.3%	2,943	2.3%
Income from operations	14,637	10.0%	8,095	6.4%

Interest expense, net	(199)	-0.1%	(362)	-0.3%
Foreign currency gains (losses), net	(551)	-0.4%	1,422	1.1%
Income before provision for income taxes	13,887	9.5%	9,155	7.3%
Provision for income taxes	3,386	2.3%	2,687	2.1%
Net income	$10,501	7.2%	$6,468	5.1%

Net income per share:
Basic	$1.37		$0.83
Diluted	$1.34		$0.80

Weighted average number of shares outstanding:
Basic	7,626		7,805
Diluted	7,831		8,037

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 3, 2021 COMPARED TO MARCH 28, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 3, 2021	As a % of Revenue	March 28, 2020	As a % of Revenue
Revenues	$146,518	100.0%	$126,158	100.0%

Net income	$10,501	7.2%	$6,468	5.1%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	380	0.3%	430	0.3%
Tax effect on adjustments	(103)	-0.1%	(117)	-0.1%
Non-GAAP net income	$10,778	7.4%	$6,781	5.4%

Non-GAAP net income per share:
Basic	$1.41		$0.87
Diluted	$1.37		$0.84

Weighted average number of shares outstanding:
Basic	7,626		7,805
Diluted	7,831		8,037

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 3, 2021 COMPARED TO MARCH 28, 2020
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 3, 2021	As a % of Revenue	March 28, 2020	As a % of Revenue
Revenues	$146,518	100.0%	$126,158	100.0%

Net income	$10,501	7.2%	$6,468	5.1%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	380	0.3%	430	0.3%
Tax effect on adjustments	(103)	-0.1%	(117)	-0.1%
Non-GAAP net income	$10,778	7.4%	$6,781	5.4%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	199	0.1%	362	0.3%
Provision for income taxes	3,489	2.4%	2,804	2.2%
Depreciation and amortization	3,301	2.3%	2,943	2.3%
Non-GAAP EBITDA	$17,767	12.1%	$12,890	10.2%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	April 3, 2021	January 2, 2021
Assets
Cash and cash equivalents	$31,629	$45,677
Accounts receivable and unbilled services, net	155,675	152,476
Other current assets	23,226	21,817
Total current assets	210,530	219,970

Property and equipment, net	60,304	62,878
Goodwill and intangible assets, net	94,117	94,295
Right-of-use assets	120,110	122,144
Other assets	57,459	59,223
Total assets	$542,520	$558,510

Liabilities and Shareholders’ Equity
Accounts payable	$18,995	$19,430
Accrued expenses	100,758	136,376
Current portion of lease liabilities	13,889	13,557
Revolving line of credit	40,000	—
Other current liabilities	9,489	30,768
Total current liabilities	183,131	200,131
Non-current portion of lease liabilities	136,561	139,447
Other non-current liabilities	11,500	9,913
Total liabilities	331,192	349,491

Total shareholders’ equity	211,328	209,019
Total liabilities and shareholders’ equity	$542,520	$558,510

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 3, 2021	March 28, 2020
Operating activities:
Net income	$10,501	$6,468
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	6,361	6,314
Accounts receivable and unbilled services	(3,225)	(6,829)
Working capital items, net	(53,485)	(71,328)
Net cash used in operating activities	(39,848)	(65,375)

Investing activities:
Purchases of property and equipment	(692)	(7,949)
Net cash used in investing activities	(692)	(7,949)

Financing activities:
Issuance of common stock, principally stock options exercises	1,113	151
Borrowings under revolving line of credit	42,000	70,000
Repayments under revolving line of credit	(2,000)	—
Tax withholding payments reimbursed by shares	(588)	(390)
Cash paid for contingent consideration	(2,357)	—
Cash paid on dividend equivalents	(79)	(40)
Cash dividends paid to shareholders	(1,982)	(1,796)
Repurchase of common stock	(9,642)	(3,810)
Net cash provided by financing activities	26,465	64,115

Effect of foreign exchange rates on cash and cash equivalents	27	(612)

Net decrease in cash and cash equivalents	(14,048)	(9,821)
Cash and cash equivalents at beginning of period	45,677	25,639

Cash and cash equivalents at end of period	$31,629	$15,818

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$294	$370
Asset retirement obligations	$—	$155
Right-of-use assets obtained in exchange for lease obligations	$1,070	$—
Restricted common stock issued for contingent consideration	$2,250	$—
Supplemental cash flow information:
Cash paid for taxes	$844	$695
Cash paid for interest	$24	$245
Cash paid for amounts included in operating lease liabilities	$5,157	$5,039